Exhibit 10.4

                                 PROMISSORY NOTE

                           $10,000.00 Phoenix, Arizona
                                October 30, 2003

1. FUNDAMENTAL PROVISIONS.

The following terms will be used as defined terms in this Note:

Payee and Holder:                  E. James Wexler

Maker:                             Fenton Graham Marketing, Inc.

Principal Amount:                  Ten Thousand Dollars ($10,000.00)

Interest Accrual Date:             October 30, 2003

Interest Rate:                     Nine percent (9%) per annum.

Default Interest Rate:             Fifteen percent (15%) per annum

Maturity Date:                     October 29, 2005

Business Day:                      Any day of the year other than Saturdays,
                                   Sundays, or legal holidays.

Loan Documents:                    The Note and any other documents executed in
                                   connection with the Loan.

Loan: The loan from Payee to Maker in the Principal Amount and evidenced by this Note.

2. PROMISE TO PAY.

For value received, Maker, promises to pay to the order of Holder, at the office of Payee at 11711 E. Wethersfield Dr., Scottsdale, AZ 85259 or at such other place as the Holder hereof may from time to time designate in writing, the Principal Amount of Ten Thousand Dollars ($10,000.00)


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3. INTEREST; PAYMENTS.

(a) Absent an Event of Default hereunder or under any of the Loan Documents, the interest on this Note shall be 9%. Any future advances or unpaid balances beyond the maturity date shall bear interest at the Default Interest Rate stated. Throughout the term of this Note; interest shall be calculated on a 360-day year with respect to the unpaid balance of the Principal Amount beyond the maturity date and, in all cases, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 360 days on an annual basis.

(b) All payments due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by the Holder hereof is not less than that required by this Note.

(c) The Note shall be repaid in full on October 29, 2005 (the "Balloon Payment"): Interest shall be paid in full at the time of the balloon payment. The Balloon Payment shall consist of repayment of the Principal in full ($10,000.00) plus the interest payment of $1,800.00 for a total final payment of $11,800.00.

(d) If any payment to be made by maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

4. PREPAYMENT.

Maker shall have the right to prepay the Principal Amount, or any portion thereof, without premium or penalty, provided that Maker shall provide the Holder with at least five (5) days prior written notice of Maker's intent to make any prepayment.

5. LAWFUL MONEY.

Principal and interest are payable in lawful money of the United States of America.

6. APPLICATION OF PAYMENTS/LATE CHARGE.

(a) Absent the occurrence of an Event of Default hereunder or under any of the other Loan Documents, any payments received by the Holder hereof pursuant to the terms hereof shall be applied first to sums, other than principal and interest, due the Holder hereof pursuant to the Loan Documents, next to the payment of all interest accrued to the date of such payment, and the balance, if any, to the payment of principal. Any payments received by the Holder hereof after the occurrence of an Event of Default hereunder or under any of the Loan Documents, shall be applied to the amounts specified in this Paragraph 6 (a) in such order as the Holder hereof may, in its sole discretion, elect.


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(b) If any payment of interest and/or principal is not received by the Holder hereof when such payment is due, then (i) a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Holder hereof for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure periods, and (ii) the amount due and unpaid (including, without limitation, the late charge) shall bear interest at the Default Interest Rate, computed from the date on which the amount was due and payable until paid.

7. SECURITY.

Not Applicable.

8. EVENT OF DEFAULT.

The occurrence of any of the following shall be deemed to be an event of default (Event of Default) hereunder:

(a) default in the payment of principal or interest when due; or

(b) the occurrence of an Event of Default under any of the Loan Documents, including but not limited to this Note.

9. REMEDIES.

Upon the occurrence of an Event of Default, then at the option of the Holder hereof:

(a) the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default, (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate from the date of the last interest payment, subject to the limitations contained in Paragraph 14 hereof. No delay or omission on the part of the Holder hereof in exercising any right under this Note or under any of the other Loan Documents hereof shall operate as a waiver of such right.

10. WAIVER.

Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of non payment, notice of intent to accelerate, notice of acceleration, notice of dishonor, any notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the Holder hereof may extend any maturity


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date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any person liable, and release any security or guaranty. Maker, endorsers, guarantors, and sureties waive, to the full extent permitted bylaw, the right to plead any and all statutes of limitations as a defense.

11. CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

No provision of this Note may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination or waiver is sought. No failure on the part of the Holder hereof to exercise and no delay by the Holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

12. ATTORNEYS' FEES.

If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level).

13. SEVERABILITY.

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

14. INTEREST RATE LIMITATION.

Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including, without limitation, any fees to be paid by maker pursuant to the provisions of the Loan Documents. Holder and Maker agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the Holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Maker.


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15. NUMBER AND GENDER.

In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

16. HEADINGS.

Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

17. CHOICE OF LAW.

This Note shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to conflict of laws principles. Exclusive jurisdiction on all litigation will be in the Superior Court of Maricopa County, Arizona.

18. INTEGRATION.

The Loan Documents contain the complete understanding and agreement of the Holder hereof and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

19. BINDING EFFECT.

The Loan Documents will be binding upon, and inure to the benefit of, the Holder hereof, Maker, and their respective successors and assigns. Maker may not delegate its obligations under the Loan Documents.

20. TIME IS OF THE ESSENCE.

Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

21. SURVIVAL.

The representations, warranties, and covenants of the Maker in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

22. WAIVER OF JURY TRIAL.

MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION


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HEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH
THIS NOTE. MAKER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE THE COURT AND NOT BEFORE A JURY.

MAKER

Fenton Graham Marketing, Inc.

/s/ J.P. Schrage
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